As filed with the Securities and Exchange Commission on April 12,
     1995
             Registration No. 33-


           SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549
              ___________________________

                        FORM S-8
                 REGISTRATION STATEMENT
                         UNDER
               THE SECURITIES ACT OF 1933
              ____________________________

                     SHELDAHL, INC.
     (Exact name of registrant as specified in its charter)

         Minnesota                          41-0758073
     (State or other jurisdic-           (I.R.S. Employer
     tion of incorporation               Identification No.)
       or organization)

                        1150 Sheldahl Road
              Northfield, Minnesota  55057
     (Address of Principal Executive Offices and zip code)

              ____________________________

                     SHELDAHL, INC.
                    1994 STOCK PLAN
                (Full title of the Plan)
              ____________________________

                    James E. Donaghy
                       President
                     Sheldahl, Inc.
                   1150 Sheldahl Road
                 Northfield, MN  55057
                     (507) 663-8000
             (Name, address, including zip
               code and telephone number
                 of agent for service)

                        Copy to:

                   Charles P. Moorse
              Lindquist & Vennum P.L.L.P.
                    4200 IDS Center
                 Minneapolis, MN  55402
                     (612) 371-3211


            CALCULATION OF REGISTRATION FEE

                               Proposed                 Proposed
     Title of                 Maximum  Maximum
     Securities       Amount  Offering            Aggregate          Amount of
     to be            to be    Price   Offering  Registration
     Registered     Registered   Per Share    Price               Fee


     Common
     Stock,      600,000 shares  $14.875(1)  $8,925,000(1)      $3,077.58
     $0.25 par value


     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on April 12, 1995.


                         PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                        PART II

     Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended September 2, 1994.

         (b) The Definitive Proxy Statement dated November 29, 1994 for the 1995 Annual Meeting of Shareholders.

         (c) The Quarterly Report on Form 10-Q for the quarter ended December 2, 1994.

         (d) The description of the Company's Common Stock as set forth in the Company's Form S-2 Registration Statement dated June 22, 1994 (Registration No. 33-79266), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


     Item 4.  Description of Securities.

         Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

         Gerald E. Magnuson, Secretary of the Company, is of counsel with Lindquist & Vennum P.L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

     Item 6.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

         (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (2)  Acted in good faith;

         (3)  Received no improper personal benefit and section
                   302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

         (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph
                   (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph
                   (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

     Item 7.  Exemption from Registration Claimed.

         Not applicable.

     Item 8.  Exhibits.

     Exhibit

     5.1 Opinion and Consent of Lindquist & Vennum P.L.L.P.
              as to the legality of the common stock
              offered pursuant to the stock plan
              referred to herein

     23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit
                   5.1)

     23.2     Consent of Arthur Andersen LLP, independent public accountants

     24.1 A power of attorney is set forth on the signature page of the Registration Statement.

     Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Minnesota, on March 31, 1995.

                             SHELDAHL, INC.


                             By   /s/ James E. Donaghy, President
                                  __________________________
                                  James E. Donaghy, President


                   POWER OF ATTORNEY

         The undersigned officers and directors of Sheldahl, Inc.
     hereby constitute and appoint James E. Donaghy and John V. McManus, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on March 31, 1995 in the capacities indicated.

Signature


/s/James E. Donaghy, President
_________________________
James E. Donaghy, President,
Chief Executive Officer (Principal
Executive Officer) and Director


/s/John V. McManus
_________________________
John V. McManus,
Vice President - Finance
(Principal Financial Officer)


/s/James S. Womack
_________________________
James S. Womack, Chairman of
the Board


/s/Richard S. Wilcox
_________________________
Richard S. Wilcox, Director


/s/Kenneth J. Roering
_________________________
Kenneth J. Roering, Director


/s/William B. Miller
_________________________
William B. Miller, Director


/s/Gerald E. Magnuson
_________________________
Gerald E. Magnuson, Director



_________________________
John G. Kassakian, Director


/s/Beekman Winthrop
_________________________
Beekman Winthrop, Director